Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT dated February 28, 2022 (this “Agreement”) is entered into by and among BancPlus Corporation, a Mississippi corporation (the “Company”), the Holder signatories hereto, and the Holders that from time to time after the date hereof, become a party hereto by executing a Joinder Agreement.

R E C I T A L S:

WHEREAS, on September 28, 2021, the Company entered into that certain Agreement and Plan of Share Exchange and Merger, by and among the Company, BankPlus, a Mississippi banking corporation, First Trust Corporation, a Louisiana Corporation (“FTC”), and First Bank & Trust, a Louisiana banking corporation, as amended on February 9, 2022 (the “Merger Agreement”); and

WHEREAS, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that the parties hereto enter into this Agreement, pursuant to which the Company shall grant the Holders (as defined below) certain registration rights with respect to the Registrable Securities (as defined below), as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.            Defined Terms. For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common Control with, such specified Person (it being understood that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Holder). The terms “affiliated” and “unaffiliated” shall have correlative meaning.

“Aggregate Basis” means as to any calculation, such calculation made, aggregating the beneficial ownership of the Holders that are Affiliates of each other. “Affiliate” for purposes of this definition shall have the meaning set forth in Rule 144(a)(1) and shall include holders otherwise required to be aggregated pursuant to Rule 144.

“Agreement” has the meaning set forth in the Preamble.

“Articles of Incorporation” means the Articles of Incorporation of the Company, as it may be amended, restated or otherwise modified from time to time.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act on Form S-3.

“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “beneficially own” and “beneficial owner” shall have correlative meanings.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day except Saturday, Sunday or other day on which banks are generally not open for business in the city of Ridgeland, Mississippi.

“Common Stock” means the shares of the Company’s common stock, par value $1.00 per share.

“Company” has the meaning set forth in the Preamble.

“Control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Demand Registration” has the meaning set forth in Article II of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time, together with all the rules and regulations promulgated thereunder.

“Family Member” means, a “family member” of the Holder as defined in the General Instructions A.1.(a)(5) to Form S-8 Registration Statement under the Securities Act (or any successor form thereto).

“FINRA” means the Financial Industry Regulatory Authority or any successor agency.

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 of the Securities Act.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity or self-regulatory organization exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including FINRA and any national or regional stock exchange on which the Common Stock is then listed or is proposed to be listed), and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Holders” means the holders of Registrable Securities, and the term “Holder” means any such Person.

“IPO” means a firm commitment Underwritten Offering of the Company’s Common Stock registered under the Securities Act with gross proceeds to the Company of not less than $75 million.

“Joinder Agreement” means a joinder agreement to this Agreement in the form of Exhibit A attached hereto.

“Law” means any United States federal, state or local or foreign law, rule, regulation, form, statute, Order or other legally enforceable requirement (including common law) issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Listing” means, with respect to a security, the listing of such security for trading on the relevant stock exchange in compliance with the rules and regulations of such stock exchange, which Listing may be subject to official notice of issuance.

“Merger Agreement” has the meaning set forth in the Recitals.

“Order” means any judgment, decision, writ, order, injunction, award, decree or other determination of or by any Governmental Authority.

“Permitted Transferee” shall mean with respect to a Holder, (i) any Family Member of such Holder; (ii) the estate, executors, administrators, or any of the heirs or legatees of such Holder upon such Person’s death; and (iii) any trust established and maintained for the benefit of (A) any Holder that is a natural Person or (B) any Family Member of such Holder.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Piggyback Registration” has the meaning set forth in Article II of this Agreement.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Public Offering” means the offer for sale of securities pursuant to an effective Registration Statement filed under the Securities Act.

“Registrable Securities” means shares of the Company’s Common Stock acquired by a Holder pursuant to the Merger Agreement; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent: (a) a Registration Statement with respect to the resale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the “Plan of Distribution” set forth in such Registration Statement, (b) such Registrable Securities have been disposed of pursuant to Rule 144 or Rule 145 of the Securities Act (or any successor rule), or (c) the aggregate of the Registrable Securities held by a Holder represents beneficial ownership of less than 1.0% of the Company’s outstanding Common Stock on an Aggregate Basis.

“Registration” means a registration with the SEC of the offer and sale of the Company’s Common Stock to the public under a Registration Statement. The term “Register” shall have a correlative meaning.

“Registration Expenses” means any and all expenses incident to the Company’s performance of or compliance with obligations under Article II of this Agreement (Registration Rights) to register the Registrable Securities, regardless of whether the applicable Registration Statement is declared effective, and with respect to any Underwritten Offering conducted in connection therewith, including, but not limited to, (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or “blue sky” laws (including disbursements of counsel in connection with “blue sky” qualifications of Registrable Securities), (iii) expenses in connection with preparing, printing, mailing and delivering Registration Statements, Prospectuses, any documents in connection therewith and any amendments or supplements to the forgoing, (iv) security engraving and printing expenses, (v) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (vi) costs of printing and producing any agreements among Underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (vii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (viii) messenger and delivery expenses, (ix) fees and disbursements of custodians, counsel for the Company, and all independent certified public accountants (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any “comfort” letters or any special audits incidental to or required by any registration or qualification), (x) fees and disbursements of Underwriters customarily paid by issuers of securities, including, if necessary, a “qualified independent underwriter” within the meaning of the rules of the FINRA (in each case, excluding underwriting discounts, commissions and transfer taxes), and other Persons retained by the Company, (xi) the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (xii) all out-of-pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Article II of this Agreement, (xiii) the expense of any annual audit or quarterly review, (xiv) the expense of any liability insurance, (xv) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, (xvi) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xvii) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating, and (xviii) the expenses and fees for listing the Registrable Securities on any securities exchange or automated interdealer quotation system; provided, that Registration Expenses shall not include any underwriting discounts or commissions, transfer taxes, or any fees, out-of-pocket costs and expenses of counsel of the Holders, if any, attributable to or incurred in connection with the Registration and sale of Registrable Securities by a Holder.

“Registration Participant” means, with respect to any Registration, including a public sale or shelf take-down, any Holder of Registrable Securities participating as a selling shareholder in such Registration; provided, that a Holder of Registrable Securities shall not be considered a Registration Participant in connection with a Shelf Registration unless and until such Holder of Registrable Securities participates in a shelf take-down.

“Registration Statement” means any registration statement of the Company that covers the offer and sale of Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act, as amended.

“S-3 Shelf Eligible” means the Company is eligible to use Form S-3 in connection with a secondary public offering of its equity securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, in accordance with SEC Guidance.

“SEC” means the U.S. Securities and Exchange Commission or any similar agency having jurisdiction to enforce the Securities Act.

“SEC Guidance” means (i) any publicly available written or oral interpretations, questions and answers, guidance and forms of the SEC, (ii) any oral or written comments, requirements or requests of the SEC or its staff, (iii) the Securities Act and the Exchange Act and (iv) any other rules, bulletins, releases, manuals and regulations of the SEC.

“Securities Act” means the Securities Act of 1933, as it may be amended from time to time, together with all the rules and regulations promulgated thereunder.

“Shelf Registration Statement” means a Registration Statement filed with the SEC on Form S-3 or any successor form or forms for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any successor provision) covering the offer and sale of all or any portion of the Registrable Securities, as applicable.

“Shelf Registered Securities” means any Registrable Securities whose offer and sale is registered pursuant to a Shelf Registration Statement filed in connection with a Shelf Registration (including an Automatic Shelf Registration Statement).

“Subsidiaries” means, with respect to any Person, any Affiliate controlled by such Person, directly or indirectly through one or more intermediaries.

“Underwriters” means an underwriter or underwriters with respect to any Underwritten Public Offering.

“Underwritten Offering” means a Public Offering in which shares of the Company’s Common Stock are sold to Underwriters for reoffering to the public (including any underwritten “block trade”).

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (i) (a) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (b) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to Register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 under the Securities Act and (ii) is not an “ineligible issuer” as defined in Rule 405 promulgated under the Securities Act.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1.            Demand Registration Rights.

(a)             Demand Rights. Subject to the terms and conditions of this Agreement, on or after the date that is 180 days following the date that the Company consummates an IPO and provided a Shelf Registration Statement registering the requested Registrable Securities for resale is not then effective (subject to any applicable Suspension Period), Holders owning at least ninety percent (90%) of the Registrable Securities then outstanding (the “Demanding Holder(s)”) shall have the right, by delivering written notice (a “Demand”) to the Company, to require the Company to effect the Registration (a “Demand Registration”), pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the number of Registrable Securities requested to be so registered pursuant to the terms of this Agreement, which Demand shall specify the number of such Registrable Securities to be registered by the Demanding Holder(s) and the intended method or methods of disposition of such Registrable Securities, and the Company shall use its reasonable best efforts to effect, as promptly as practicable, the registration of the offer and sale of such Registrable Securities under the Securities Act and applicable state securities laws, under a Registration Statement on such form as may be permitted under SEC Guidance (which shall be on Form S-3, to the extent permitted by SEC Guidance and the Company is S-3 Shelf Eligible), and to keep such Registration Statement (the “Demand Registration Statement”) effective for so long as is necessary to permit the disposition of such Registrable Securities, in accordance with the intended method or methods of disposition stated in such Demand; provided, however, that the Company will not be required to effect more than three (3) Demand Registrations in total and no more than one (1) Demand Registration in any consecutive 180-day period. At such time as the Company is S-3 Shelf Eligible, a Demand Registration Statement may register the offering of Registrable Securities on a Shelf Registration Statement (a “Shelf Registration”). At the request of the Demanding Holder(s), the “Plan of Distribution” section of any Registration Statement filed in accordance with this Section 2.1 shall permit, in addition to firm commitment Underwritten Offerings, any other lawful means of disposition of Registrable Securities, including agented transactions, block trades, sales directly into the market, purchases or sales by brokers, derivative transactions, short sales, stock loan or stock pledge transactions and sales not involving a Public Offering (each, an “Alternative Transaction”). The Underwriter or Underwriters selected for any Underwritten Offering registered pursuant to a Demand shall be selected in accordance with Section 2.7(f) of this Agreement. Upon receipt of a Demand, the Company shall promptly give written notice of such Demand to each other Holder of Registrable Securities in the manner provided in Section 2.3 below, and the Company shall, subject to Section 2.1(c) below, use its reasonable best efforts to effect the registration on a Demand Registration Statement under the Securities Act of the offer and sale of the Registrable Securities that the Holders, whether in connection with the exercise of Demand rights pursuant to this Section 2.1 or piggyback rights pursuant to Section 2.3 below, have requested the Company to register; provided, that the Company may also include in such Demand Registration Statement securities to be sold for its own account, subject to Section 2.1(c) below. The rights of Holders with respect to a Demand shall be subject to Suspension Periods, as provided in Section 2.5 below. The terms and conditions of any customary underwriting or purchase arrangements pursuant to which Registrable Securities shall be sold in a Demand shall be approved by the Demanding Holders holding a majority of the Registrable Securities that are requested to be included in the Demand Registration Statement for the Demanding Holders.

(b)             Fulfillment of Registration Obligations. Notwithstanding any other provision of this Agreement, a Demand Registration shall not be deemed to have been effected (A) if the Demand Registration Statement has not become effective; (B) if, after the Demand Registration Statement has become effective, such Demand Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason (other than as a result of a misrepresentation or an omission by any Demanding Holders or another reason solely attributable to the Demanding Holders) and the Registrable Securities requested to be registered cannot legally be distributed pursuant to such Demand Registration Statement; (C) if such Demand Registration Statement does not remain effective for the period required under Section 2.7(a) below; and (D) in the event of an Underwritten Offering or Alternative Transaction, if the conditions to closing specified in the relevant underwriting or other agreement entered into in connection with such Demand Registration are not satisfied or waived (other than by reasons solely attributable to the Demanding Holders).

(c)             Priority. In connection with an Underwritten Offering registered pursuant to a Demand Registration, if the managing Underwriter advises the Company that, in its view, the number of Registrable Securities requested to be included in the Underwritten Offering registered under such Demand Registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of securities that can be sold without having a material and adverse effect on such offering, including the price at which such securities can be sold (with respect to any such offering, the “Maximum Offering Size”), the Company shall include in such offering the following securities, in the priority listed below, up to the Maximum Offering Size:

(i)             First, Registrable Securities that are requested to be included in such offering pursuant to this Section 2.1, on a pro rata basis based on the requesting Holders’ beneficial ownership of the Company’s Common Stock; provided that to the extent a reduction in Registrable Securities included in such offering is so required, the calculation of the beneficial ownership of Registrable Securities shall not include any unvested securities convertible, exchangeable, or exercisable into shares of the Company’s Common Stock;

(ii)            Second, any other securities that are requested to be included in such offering pursuant to the exercise of piggyback rights under Section 2.3 of this Agreement by any persons with rights to participate therein; and

(iii)          Third, all shares of Common Stock that are requested to be included in such offering by the Company for its own account.

(d)             Expenses. The Company shall bear all Registration Expenses in connection with any Demand Registration pursuant to this Section 2.1, whether or not such Demand Registration Statement becomes effective or such Demand Registration or other transactions is completed. It is acknowledged by the Holders that the Holders shall bear all fees, out-of-pocket costs and expenses of counsel to such Holders in connection with any Demand Registration.

Section 2.2.            Shelf Registration Statements.

(a)             Shelf Registrations. With respect to any Shelf Registration, the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to remain effective until the date set forth in Section 2.7(a)(ii) below. No Holder shall be entitled to include any of its Registrable Securities in a Shelf Registration unless such Holder has complied with Section 2.8 below. The rights of with respect to any Shelf Registration shall be subject to Suspension Periods, as provided in Section 2.5 below.

(b)             Shelf Take-Downs in an Underwritten Shelf Offering. A Holder of Shelf Registered Securities may sell pursuant to the Shelf Registration Statement from time to time in accordance with the “Plan of Distribution” set forth in the Shelf Registration Statement and subject to SEC Guidance. Subject to the terms and conditions of this Agreement, on or after the date that is 180 days following the date that the Company consummates an IPO, Holders owning at least ninety percent (90%) of the Shelf Registered Securities may also request (the “Shelf Offering Request”) that a shelf take-down be in the form of an Underwritten Offering on a Shelf Registration Statement (an “Underwritten Shelf Offering”) (to the extent permitted by SEC Guidance and the Company is S-3 Shelf Eligible) if the gross proceeds reasonably anticipated to be generated from the sale of the Shelf Registered Securities (as determined in good faith by the relevant Holders and their Underwriters) equals or exceeds $10,000,000. Each request for an Underwritten Shelf Offering shall specify the number of Registrable Securities requested to be sold. Promptly upon receipt of a Shelf Offering Request, the Company shall provide notice (the “Shelf Offering Notice”) of such proposed Underwritten Shelf Offering (which notice shall state the material terms of such proposed Underwritten Shelf Offering, to the extent known, as well as the identity of the Underwritten Shelf Offering requesting Holder) to the other Holders holding Shelf Registered Securities. Such other Holders may, by written request to the Company within one Business Day after receipt of such Shelf Offering Notice, offer and sell up to all of their Shelf Registered Securities of the same class or series as the Shelf Registered Securities proposed to be sold in such Underwritten Shelf Offering. No Holder shall be entitled to include any of its Registrable Securities in an Underwritten Shelf Offering unless such Holder has complied with Section 2.8 below. The Underwriter or Underwriters for such Underwritten Shelf Offering shall be selected in accordance with Section 2.7(f). The terms and conditions of any customary underwriting or purchase arrangements pursuant to which Registrable Securities shall be sold in an Underwritten Shelf Offering shall be approved by the Holders of a majority of the Registrable Securities included in the Underwritten Shelf Offering. For the avoidance of doubt, (1) no Holder of Shelf Registered Securities shall have the right to participate in a shelf take-down by any other Holder other than in connection with an Underwritten Shelf Offering, and (2) the Company will not be required to file with the SEC a Shelf Registration Statement unless and until it receives a Shelf Offering Request from Holders complying with the terms of this Section 2.2.

(c)             Priority. In an Underwritten Shelf Offering, if the managing Underwriter advises the Company and the Underwritten Shelf Offering requesting Holder that, in its view, the number of Registrable Securities requested to be included in such Underwritten Shelf Offering (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the Maximum Offering Size, the Company shall include in such Underwritten Shelf Offering the following securities, in the priority listed below, up to the Maximum Offering Size:

(i)             First, Shelf Registrable Securities that are requested to be included in such Underwritten Shelf Offering, on a pro rata basis on the basis of the Holders’ of Shelf Registrable Securities beneficial ownership of the Company’s Common Stock; provided that to the extent a reduction in Registrable Securities included in the Underwritten Shelf Offering is so required, the calculation of the beneficial ownership of Registrable Securities shall not include any unvested securities convertible, exchangeable, or exercisable into shares of the Company’s Common Stock; and

(ii)            Second, all securities that are registered on the applicable Shelf Registration Statement and are requested to be included in such Underwritten Shelf Offering by the Company.

(d)             Expenses. The Company shall bear all Registration Expenses in connection with any Shelf Registration Statement or Underwritten Shelf Offering pursuant to this Section 2.2, whether or not such Underwritten Shelf Registration becomes effective or such Underwritten Shelf Offering or other transactions are completed. It is acknowledged by the Holders that the Holders shall bear all fees, out-of-pocket costs and expenses of counsel to such Holders in connection with any Shelf Registration Statement or Underwritten Shelf Offering.

(e)             Subsequent Shelf Registration. After a Shelf Registration Statement is declared effective, upon written request by one or more Holders (which written request shall specify the amount of such Holders’ Registrable Securities to be so registered), the Company shall, as permitted by SEC Guidance, (i) as promptly as practicable after receiving a request from a Holder that is a Permitted Transferee of a former Holder of Shelf Registrable Securities, file a prospectus supplement to include such Permitted Transferee as a selling shareholder in such Shelf Registration Statement, (ii) if it is a Well-Known Seasoned Issuer and such Shelf Registration Statement is an unallocated Automatic Shelf Registration Statement to which additional selling shareholders may be added by means of a prospectus supplement under Rule 430B, as promptly as practicable after receiving such request, file a prospectus supplement to include such Holders as selling shareholders in such Shelf Registration Statement, or (iii) otherwise, as promptly as practicable after the date the Registrable Securities requested to be registered pursuant to this Section 2.2(e) that have not already been so registered represent more than 10.0% of the outstanding Registrable Securities, file a post-effective amendment to the Shelf Registration Statement or a new Shelf Registration Statement, as applicable, to include Holders of Registrable Securities that have not already been registered on a Shelf Registration Statement in such Shelf Registration and use its reasonable best efforts to have such post-effective amendment or new Shelf Registration Statement declared effective. To the extent that any Shelf Registration Statement with respect to a Shelf Registration is expected to no longer be usable for the resale of Registrable Securities registered thereon (“Remaining Registrable Securities”) pursuant to SEC Guidance, the Company shall, not later than 90 days prior to the date such Shelf Registration Statement is expected to no longer be usable, use its reasonable best efforts to prepare and file a new Shelf Registration Statement to replace such existing Shelf Registration Statement, as if the Holders of such Remaining Registrable Securities had requested a Shelf Registration with respect thereto and perform all actions required under this Agreement with respect to such Shelf Registration.

(f)              Automatic Shelf Registration Statements. At any time after the filing of an Automatic Shelf Registration Statement by the Company, if it is reasonably likely that it will no longer be a Well-Known Seasoned Issuer as of a future determination date (the “Determination Date”), as promptly as practicable and at least 30 days prior to such Determination Date, the Company shall (A) give written notice thereof to all of the Holders and (B) if the Company is S-3 Shelf Eligible, file a Shelf Registration Statement and use its reasonable best efforts to have such Shelf Registration Statement declared effective prior to the Determination Date. If the Company has filed an existing Automatic Shelf Registration Statement that is effective, and it is likely that such existing Automatic Shelf Registration Statement will no longer be effective pursuant to SEC Guidance as of a Determination Date, although the Company will remain a Well-Known Seasoned Issuer as of such Determination Date, the Company will use its reasonable best efforts to file a new Automatic Shelf Registration Statement to replace such existing Automatic Shelf Registration Statement prior to such Determination Date and cause such Automatic Shelf Registration Statement to remain effective thereafter as permitted under SEC Guidance.

Section 2.3.            Piggyback Registration Rights.

(a)             At any time the Company proposes to file a Registration Statement to register Common Stock under the Securities Act (other than pursuant to Section 2.1), or to conduct an Underwritten Offering from an existing Shelf Registration Statement that includes Registrable Securities, whether or not for its own account (other than pursuant to a Registration Statement on Form S-4 or Form S-8 or any similar or successor form under the Securities Act) or for the account of any person (other than a Holder pursuant to Section 2.1), the Company shall give written notice thereof to each Holder at least 10 days before such filing or the commencement of such Underwritten Offering, as applicable, offering each Holder the opportunity to register on such Registration Statement or include in such Underwritten Offering, as applicable, such number of Registrable Securities as such Holder may request in writing not later than five days after receiving such notice in writing from the Company (a “Piggyback Registration”). Upon receipt by the Company of any such request, the Company shall use its reasonable best efforts to, or in the case of an Underwritten Offering, use its reasonable best efforts to cause the Underwriters to, include such Registrable Securities in such Registration Statement (or in a separate Registration Statement concurrently filed) and to cause such Registration Statement to become effective with respect to such Registrable Securities. If no request for inclusion from a Holder is received by the Company within the deadlines specified above, such Holder shall have no further right to participate in such Piggyback Registration or Underwritten Offering, as applicable. Notwithstanding the foregoing, if at any time after giving written notice of a registration in accordance with the first sentence of this paragraph (a) and before the effectiveness of the Registration Statement described in such notice, the Company determines for any reason either not to effect such registration or to delay such registration, the Company may, at its election, by delivery of written notice to each Holder exercising its rights to Piggyback Registration, (i) in the case of a determination not to effect registration, relieve itself of its obligation to effect a Piggyback Registration of the Registrable Securities in connection with such registration or (ii) in the case of a determination to delay registration, delay the Piggyback Registration of such Registrable Securities of the Holders for the same period as the delay in the registration of such other Registrable Securities; provided, that in the case of any such termination, withdrawal or delay, all Registration Expenses incurred in connection with such Piggyback Registration shall be borne entirely by the Company as set forth in Section 2.9 below. If any Holder requests inclusion in a registration pursuant to this Section 2.3, such Holder may, at any time before the effective date of the Registration Statement relating to such registration, revoke such request by delivering written notice of such revocation to the Company (which notice shall be effective only upon receipt by the Company, notwithstanding the provisions of this Article II); provided, however, that if the Company, in consultation with its financial and legal advisors, determines that such revocation would materially delay the registration or otherwise require a recirculation of the Prospectus contained in the Registration Statement, then such Holder shall have no right to so revoke his, her, or its request. The Company shall keep the Holder reasonably informed as to the status or expected timing of the launch of any Public Offering registered pursuant to any such Piggyback Registration. No registration of Registrable Securities effected under this Section 2.3 shall relieve the Company of its obligations to effect any Demand Registration pursuant to Section 2.1. The rights of Holders with respect to a Piggyback Registration shall be subject to Suspension Periods, as provided in Section 2.5 below. To the extent an Underwritten Offering is made under any such Registration Statement, all Holders exercising their right to Piggyback Registration must sell their Registrable Securities to the Underwriters selected as provided in Section 2.7(f) below on the same terms and conditions applicable to the other securityholders selling in such Underwritten Offering. For the avoidance of doubt, this Section 2.3 shall apply to any Registration Statement or Shelf Registration Statement and related shelf take-down filed in connection with the IPO.

(b)             If a Piggyback Registration involves an Underwritten Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.1(c) above shall apply or a Shelf Offering, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.2(c) above shall apply) and the managing Underwriter advises the Company that, in its view, the number of Registrable Securities that the Holders and the Common Stock that the Company intend to include in such Underwritten Offering exceeds the Maximum Offering Size, the Company shall include in such Underwritten Offering the following securities, in the following priority, up to the Maximum Offering Size:

(i)             First, all Common Stock that is requested to be included by the Company in the Underwritten Offering for its own account;

(ii)            Second, Registrable Securities that are requested to be included in the Underwritten Offering pursuant to this Section 2.3 by any Holder on a pro rata basis on the basis of the requesting Holders’ beneficial ownership of the Common Stock; provided that to the extent a reduction in Registrable Securities included in the Underwritten Offering is so required, the calculation of the beneficial ownership of Registrable Securities shall not include any unvested securities convertible, exchangeable, or exercisable into shares of the Company’s Common Stock; and

(iii)           Third, all other securities that are requested to be included in the Underwritten Offering for the account of any other Persons with such priorities among them as the Company shall determine.

Section 2.4.          Underwritten Offering. Notwithstanding anything herein to the contrary, no Holder may participate in any Underwritten Offering hereunder unless such Holder accurately completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, lock-up agreements, underwriting agreements (as approved in accordance with the terms of this Agreement), and other documents reasonably requested under the terms of such underwriting arrangements; provided, that all Persons participating in such Underwritten Offering shall be required to complete and execute, on substantially the same terms and conditions, such questionnaires, powers of attorney, indemnities, custody agreements, lock-up agreements, underwriting agreements, and other documents (if applicable). The right of a Holder to register and sell Registrable Securities in an Underwritten Offering shall also be subject to any restrictions, limitations or prohibitions on the sale of Registrable Securities (subject to the limitations in Section 2.6 below) as may be required by the Underwriters in the interests of the offering (and, without limiting the foregoing, each Holder shall in connection therewith agree to be bound by (and if requested, execute and deliver) a lock-up agreement with the Underwriter(s) of any such Underwritten Offering as provided in Section 2.6 below).

Section 2.5.           Suspension. Notwithstanding anything to the contrary contained in this Article II, but subject to the limitations set forth in this Section 2.5, the Company shall be entitled to suspend its obligation to (a) file or submit any Registration Statement in connection with any Demand Registration or Shelf Registration, (b) file or submit any amendment to such a Registration Statement, (c) file, submit or furnish any supplement or amendment to a Prospectus included in such a Registration Statement, (d) make any other filing with the SEC, (e) cause such a Registration Statement or other filing with the SEC to become or remain effective or (f) take any similar actions or actions related thereto (including entering into agreements and actions related to the marketing of securities) (collectively, “Registration Actions”) upon (each such occasion, a “Suspension Period”): (i) the issuance by the SEC of a stop order suspending the effectiveness of any such Registration Statement or the initiation of proceedings with respect to such a Registration Statement under Section 8(d) or 8(e) of the Securities Act, (ii) the Board of Directors’ determination, in its good faith judgment, that any such Registration Action should not be taken because it would reasonably be expected to materially interfere with or require the public disclosure of any material corporate development or plan, including any material financing, securities offering, acquisition, disposition, corporate reorganization or merger or other transaction involving the Company or any of its Subsidiaries or (iii) the Company or Holders possessing material non-public information the disclosure of which the Board of Directors determines, in its good faith judgment, would reasonably be expected to not be in the best interests of the Company. Upon the occurrence of any of the conditions described in clause (i), (ii) or (iii) above in connection with undertaking a Registration Action, the Company shall give prompt notice of such suspension (and whether such action is being taken pursuant to clause (i), (ii) or (iii) above) (a “Suspension Notice”) to the Holders. Upon the termination of such condition, the Company shall give prompt notice thereof to the Holders and shall promptly proceed with all Registration Actions that were suspended pursuant to this paragraph. Each Suspension Period shall be deemed to begin on the date the relevant Suspension Notice is given to the Holders and shall be deemed to end on the date on which the Company gives the Holders a notice that the Suspension Period has terminated. If the filing of any Demand Registration or Shelf Registration is suspended pursuant to this Section 2.5, once the Suspension Period ends the Holders requesting such registration may request a new Demand Registration or Shelf Registration. Notwithstanding anything to the contrary in this Article II, the Company shall not be in breach of, or have failed to comply with, any obligation contained in this Agreement where the Company acts or omits to take any action in order to comply with applicable Law, any SEC Guidance or any Order. Each Holder shall keep confidential the fact that a Suspension Period is in effect unless otherwise notified by the Company, except (a) for disclosure to the Registration Participants or Holders, as applicable, and their employees, agents and professional advisers who reasonably need to know such information for purposes of assisting such Registration Participants or Holders with respect to its investment in the Common Stock and agree to keep it confidential, (b) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who are subject to confidentiality arrangements with such Holder, (c) if and to the extent such matters are publicly disclosed by the Company or any of its Subsidiaries or any other Person that, to the actual knowledge of such Holder, was not subject to an obligation or duty of confidentiality to the Company and its Subsidiaries, (d) as required by applicable Law (provided, that the Holder gives prior written notice to the Company of such requirement no later than five days prior to such disclosure, which notice shall include the contents of the proposed disclosure to the extent it is permitted to do so under applicable Law), and (e) for disclosure to any other Holder who is subject to the foregoing confidentiality requirement.

Section 2.6.           Lockup Agreements. Each Holder owning Registrable Securities hereby agrees that, in connection with an Underwritten Offering, except for sales in such Underwritten Offering:

(i)             it will not effect any transfer, sale or distribution (including sales pursuant to Rule 144 and pursuant to derivative transactions) of Common Stock (1) in connection with an Underwritten Offering that is being made pursuant to a Demand Registration Statement, a Shelf Registration Statement or a Piggyback Registration, in each case in accordance with this Article II, during (A) the period commencing on the seventh day prior to the expected time of circulation of a preliminary prospectus with respect to such Underwritten Offering (or, if no preliminary prospectus is circulated, the commencement of any marketing efforts with respect to such Underwritten Offering) and ending on the 90th day following the date of the final prospectus covering such Registrable Securities in connection with such Underwritten Offering or (B) such shorter period as the Underwriters with respect to such Underwritten Offering may require; provided, that the duration of the restrictions described in this clause (i) shall be no longer than the duration of the shortest restriction generally imposed by the Underwriters on the chief executive officer and the chief financial officer of the Company (or Persons in substantially equivalent positions) in connection with such Underwritten Offering; and

(ii)            it will execute a lock-up agreement in favor of the Underwriters in form and substance reasonably acceptable to the Company and the Underwriters to such effect.

Section 2.7.           Registration Procedures. Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, subject to Section 2.5 above, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as soon as reasonably practicable, and, in connection with any such request:

(a)             The Company shall, as soon as reasonably practicable, prepare and file with the SEC a Registration Statement on the form required by the applicable Section of this Article II, which form shall be available, pursuant to SEC Guidance, for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed Registration Statement to become and remain effective, to the extent permitted by SEC Guidance, for a period of (i) not less than 180 days (or, if sooner, until all Registrable Securities have been sold under such Registration Statement or are no longer outstanding), which duration shall not count any Suspension Period, or (ii) in the case of a Shelf Registration, until the earlier of the date (x) on which all of the securities covered by such Shelf Registration are no longer Registrable Securities and (y) on which the Company cannot extend the effectiveness of such Shelf Registration because it is no longer S-3 Shelf Eligible.

(b)             Prior to filing a Registration Statement or related Prospectus (including any documents incorporated by reference therein), or before using any Free Writing Prospectus, the Company shall provide to each Holder, legal counsel to such Holders and each Underwriter, if any, with an adequate and appropriate opportunity to review and comment on such Registration Statement, each Prospectus included therein and each Free Writing Prospectus proposed to be filed with the SEC, and thereafter the Company shall furnish to such Holder, legal counsel to such Holder and each Underwriter, if any, such number of copies of such Registration Statement, each amendment and supplement thereto filed with the SEC (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other Prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the Securities Act and such other documents as such Holder or Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder; provided, however, that in no event shall the Company be required to provide to any Person any materials, information or document required to be filed by the Company pursuant to the Exchange Act prior to its filing other than in connection with a Public Offering (other than as provided in the Agreement of which this Article II forms a part). In addition, the Company shall, as expeditiously as practicable, keep the Holders advised in writing as to the initiation and progress of any registration under Sections 2.1 or 2.3 above and provide each Holder with copies of all correspondence (including any comment letter(s)) with the SEC or any other Governmental Authority in connection with any such Registration Statement. Each Holder shall have the right to request that the Company modify any information contained in such Registration Statement, amendment and supplement thereto pertaining to such Holder, and the Company shall use its reasonable best efforts to comply with such request; provided, however, that the Company shall not have any obligation to modify any information if the Company reasonably expects that making such modification would cause the relevant document to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)             After the filing of the Registration Statement, the Company shall (i) cause the related Prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act and other SEC Guidance applicable to the Company with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holder thereof set forth in such Registration Statement or supplement to such Prospectus and (iii) promptly notify each Holder holding Registrable Securities covered by such Registration Statement and the such Holders’ legal counsel any stop order issued or threatened by the SEC or any state securities commission with respect thereto and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d)             The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by such Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as any Holder holding such Registrable Securities reasonably (in light of such Holder’s intended plan of distribution) requests, and continue such registration or qualification in effect in such jurisdiction for the shortest of (A) as long as permissible pursuant to the Laws of such jurisdiction, (B) as long as any such Holder requests or (C) until all such Registrable Securities are sold or no longer outstanding and (ii) cause such Registrable Securities to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the Registrable Securities owned by such Holder; provided, that the Company shall not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.7(d), (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction.

(e)             The Company shall as promptly as practicable notify each Holder holding such Registrable Securities covered by such Registration Statement (i) at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, upon the discovery that, or upon the occurrence of an event as a result of which, the preparation of a supplement or amendment to such Prospectus is required so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in light of the circumstances under which they were made not misleading and the Company shall promptly prepare and make available to each Holder and file with the SEC any such supplement or amendment, (ii) if the Company becomes aware of any request by the SEC or any other Governmental Authority for amendments or supplements to a Registration Statement or related Prospectus covering Registrable Securities or for additional information relating thereto, (iii) if the Company becomes aware of the issuance or threatened issuance by the SEC of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.

(f) (i)         The Holders holding a majority of the Registrable Securities to be included in a Demand Registration or intended to be sold pursuant to a Shelf Offering pursuant to a “take down” under a Shelf Registration shall have the right to select Underwriters in connection with any Underwritten Offering resulting from the exercise of a Demand Registration or a Shelf Registration (which Underwriters may include any Affiliate of any Holder so long as including such Affiliate would not require that the separate engagement of a qualified independent underwriter with respect to such offering), subject to the Company’s approval, not to be unreasonably withheld, delayed or conditioned, and (ii) the Company shall select Underwriters in connection with any other Underwritten Offering. In connection with any Underwritten Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Underwritten Offering, including, if required, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(g)            Subject to confidentiality arrangements or agreements in form and substance reasonably satisfactory to the Board of Directors, the Company shall make available for inspection (upon reasonable notice and during normal business hours) by any Holder and any Underwriter participating in any disposition pursuant to a Registration Statement being filed by the Company pursuant to this Section 2.7 and any attorney, accountant or other professional retained by any such Holder or Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the officers and the employees of the Company to supply all information reasonably requested by any Inspectors in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (ii) disclosure of such Records is necessary to comply with SEC Guidance, Law or legal or administrative process, (iii) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public other than as a result of a violation of this Section 2.7(g) or any other agreement or duty of confidentiality, (iv) the information in such Records is or becomes available to the public other than as a result of disclosure by any Inspector in violation the confidentiality agreements or (v) is or was independently developed by any Inspector without the benefit of the information in such Records. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates for any other purpose, including as the basis for any market transactions in any securities of the Company, unless and until such information is made generally available to the public. Each Holder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall, to the extent permitted by applicable Law, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential; provided, that, in each case, the Holder gives prior written notice to the Company of such requirement no later than five days prior to such disclosure, which notice shall include the contents of the proposed disclosure to the extent it is permitted to do so under applicable Law.

(h)             The Company shall furnish to each Holder and to each Underwriter, if any, a signed counterpart, addressed to such Underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters in underwritten registered offerings, as the case may be, any Holder or the managing Underwriter therefor reasonably requests.

(i)              The Company shall otherwise comply with all applicable SEC Guidance and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and the requirements of Rule 158 thereunder.

(j)              The Company may require each Holder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be reasonably required in connection with such registration.

(k)            Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.7(e) above, such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement (including any Shelf Registration) covering such Registrable Securities until such Holder’s receipt of (i) copies of the supplemented or amended Prospectus from the Company or (ii) further notice from the Company that distribution can proceed without an amended or supplemented Prospectus, and, in the circumstances described in clause (i) above, if so directed by the Company, such Holder shall deliver to the Company (or otherwise destroy and promptly certify in writing to such destruction) all copies, other than any file copies then in such Holder’s possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.7(a) above) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.7(e) above to the date when the Company shall (x) make available to such Holder a Prospectus supplemented or amended to conform with the requirements of Section 2.7(e) above or (y) deliver to such Holder the notice described above in clause (ii) of this Section 2.7(k).

(l)             If applicable, the Company shall use its reasonable best efforts to maintain the listing of all Registrable Securities of any class or series covered by such Registration Statement on the same U.S. national securities exchange on which securities of the same class are listed for trading; provided, however, that the obligation contained in this Section 2.7(l) shall not require the Company to initially list the class or series for trading on a U.S. national securities exchange.

(m)            The Company shall have appropriate officers (i) upon reasonable request and at reasonable times prepare and make presentations at any “road shows” in connection with Underwritten Offerings and (ii) otherwise use their reasonable best efforts to cooperate as requested by the Underwriters in the offering, marketing or selling of the Registrable Securities.

(n)             The Company shall as promptly as reasonably practicable following its actual knowledge thereof, notify each Holder: (i) when a Prospectus, any prospectus supplement, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the SEC, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Governmental Authority for amendments or supplements to a Registration Statement, a related Prospectus (including a Free Writing Prospectus) or for any other additional information; or (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose.

(o)             The Company shall reasonably cooperate with each Holder and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made by FINRA.

(p)             The Company shall take all other steps reasonably necessary to effect the registration of such Registrable Securities and reasonably cooperate with the Holders of such Registrable Securities to facilitate the disposition of such Registrable Securities.

(q)             The Company shall, within the deadlines specified by SEC Guidance, make all required filings of all Prospectuses (including any Free Writing Prospectus) with the SEC and make all required filing fee payments in respect of any Registration Statement or related Prospectus used under this Article II (and any offering covered hereby).

(r)             The Company shall include in a Registration Statement such additional information for marketing purposes as the Underwriters reasonably request (which information may be provided by means of a prospectus supplement if permitted by SEC Guidance).

Section 2.8.            Holder Obligations.

(a)             If Registrable Securities owned by any Holder are included in a Demand Registration Statement, a Shelf Registration Statement or a Piggyback Registration, such Holder shall furnish promptly to the Company such information regarding itself and the distribution of such Registrable Securities by such Holder as is required under SEC Guidance or as the Company may otherwise from time to time reasonably request in writing.

(b)             Each Holder that has requested inclusion of its Registrable Securities in any Registration Statement shall (i) furnish to the Company (as a condition precedent to such Holder’s participation in such registration) in writing such information with respect to such Holder, its ownership of Common Stock and the intended method of disposition of its Registrable Securities as the Company may reasonably request or as may be required by SEC Guidance for use in connection with any related Registration Statement or Prospectus and any Free Writing Prospectus related thereto and all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not cause such Registration Statement, Prospectus or Free Writing Prospectus (A) to fail to comply with SEC Guidance or (B) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (in the case of a Prospectus, preliminary prospectus or Free Writing Prospectus, in light of the circumstances under which they are made) and (ii) comply with SEC Guidance and all applicable state securities laws and comply with all applicable regulations in connection with the registration and the disposition of Registrable Securities.

(c)             Each Holder shall, as soon as possible, to the extent it is a Registration Participant in a Registration Statement, following its actual knowledge thereof, notify the Company of the occurrence of any event that would reasonably be expected to cause a Registration Statement or Prospectus in which its Registrable Securities or any related Free Writing Prospectus are included, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (in the case of a Prospectus or Free Writing Prospectus, in light of the circumstances under which they are made).

(d)             Each Holder shall cooperate with the Company in preparing the applicable Registration Statement to the extent it is a Registration Participant and any related Prospectus or Free Writing Prospectus.

(e)             Each Holder agrees that no Holder shall be entitled to sell any Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto unless such Holder has complied with its obligations under this Article II.

Section 2.9.           Registration Expenses. In connection with the Company performing its obligations under this Article II, the Registration Expenses of all Registrations shall be borne by the Company, regardless of whether the Registration Statement becomes effective or such offering or other transaction is completed. It is acknowledged by the Holders that the Holders shall bear (i) all fees, out-of-pocket costs and expenses of counsel to such Holders in connection with all Registrations effected pursuant to this Agreement, and (ii) incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, in proportion to the number of Registrable Securities sold by each such selling Holder.

Section 2.10.         Indemnification.

(a)             The Company agrees to indemnify, to the fullest extent permitted by Law, each Holder holding Registrable Securities covered by a Registration Statement, its Affiliates, stockholders, employees, agents, officers, partners, members, and directors, and each Person who controls such Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (collectively the “Holder Parties”), for whom Registrable Securities are to be registered pursuant to this Article II against all losses, claims, damages, liabilities, and expenses (including reasonable expenses of investigation and reasonable attorneys’, accountants’ and experts’ fees and expenses) (“Damages”) caused by or relating to (A) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or any documents incorporated by reference therein, or any Free Writing Prospectus utilized in connection therewith; (B) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a Prospectus, preliminary prospectus or Free Writing Prospectus, in light of the circumstances under which they are made); or (C) any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, and will reimburse each such Holder Party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or proceeding for Damages or in related actions or proceedings, except, in each case, insofar as the same are caused by or contained in any information or affidavit regarding such Holder furnished in writing to the Company by such Holder expressly for use therein. Notwithstanding anything to the contrary contained herein, the indemnification contained in this Section 2.10 shall not be available for a failure of the Holder to deliver or to cause to be delivered the Prospectus made available by the Company, or the Holder’s use of an incorrect Prospectus despite being promptly advised in advance by the Company in writing not to use such incorrect Prospectus.

(b)             In connection with any Registration Statement in which a Holder for whom Registrable Securities are to be registered pursuant to this Article II is participating, each such Holder shall, to the fullest extent permitted by law, indemnify (i) the Company, (ii) each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (iii) each other Holder participating in any offering of Registrable Securities and (iv) the respective partners, Affiliates, shareholders, members, officers, directors, employees and agents of each of the Persons specified in clauses (i) through (iv), from and against all Damages resulting from or relating to (A) any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or any documents incorporated by reference therein, or any Free Writing Prospectus utilized in connection therewith; (B) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a Prospectus, preliminary prospectus or Free Writing Prospectus, in light of the circumstances under which they are made); or (C) any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, but only to the extent, in each such case, that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit regarding such Holder furnished in writing to the Company by such Holder expressly for use therein; provided, that the obligation to indemnify shall be individual, not joint and several, for each Holder. As a condition to including Registrable Securities in any Registration Statement filed in accordance with this Article II, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any Underwriter to indemnify and hold it harmless to the extent customarily provided by Underwriters with respect to similar securities and offerings. No Holder shall be liable under this Section 2.10 for any Damages in excess of the net proceeds realized by such Holder in the sale of Registrable Securities of such Holder to which such Damages relate.

(c)             If any proceeding (including any investigation by any Governmental Authority) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Sections 2.10(a) or 2.10(b), such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable fees and expenses; provided, that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party (A) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (B) there would be rights or defenses that would be available to such Indemnified Party that are not available to the Indemnifying Party. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed promptly after receipt of an invoice setting forth such fees and expenses in reasonable detail. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless each Indemnified Party from and against any Damages (to the extent obligated herein) by reason of such settlement or judgment. Without the prior written consent of each affected Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

(d)             If the indemnification provided for in Sections 2.10(a) or 2.10(b) is held by a court of competent jurisdiction to be unavailable to the Indemnified Parties or is insufficient in respect of any Damages, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Parties in connection with such actions which resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and the Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to information supplied by, such Indemnifying Party or the Indemnified Parties and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The parties agree that it would not be just and equitable if contribution pursuant to this Section 2.10(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. The amount paid or payable by a party as a result of the Damages referred to above shall be deemed to include, subject to the limitations set forth in Sections 2.10(a) or 2.10(b), as applicable, any legal or other expenses reasonably incurred by a party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.10, no Holder shall be required to contribute any amount in excess of the net proceeds (after deducting the Underwriters’ discounts and commissions) received by such Holder in the offering. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Holder’s obligation to contribute pursuant to this Section 2.10 is several in proportion to the proceeds of the offering received by such Holder. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party or any officer, director, or controlling Person of such Indemnified Party and shall survive the transfer of securities.

Section 2.11.         Rule 144. The Company shall use its reasonable best efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act, and it will use its reasonable best efforts to take such further action as any Holder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding the foregoing, nothing in this Section 2.11 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

Section 2.12.         Transfer of Registration Rights. The rights to cause the Company to register Registrable Securities granted to a Holder under this Agreement may be transferred or assigned by such Holder only to a Permitted Transferee of Registrable Securities in connection with a transfer of the Registrable Securities, and only if the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the Permitted Transferee and identifying the Registrable Securities and number of such Registrable Securities with respect to which such registration rights are being assigned. Notwithstanding anything in the preceding sentence to the contrary, no Permitted Transferee of Registrable Securities from a Holder shall succeed to the rights of such Holder under this Agreement unless (i) the transferring Holder agrees in writing with the Permitted Transferee to assign such rights and obligations, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) each such Permitted Transferee becomes a party to this Agreement by executing a Joinder Agreement hereto, substantially in the form of Exhibit A, (iii) after giving effect to such transfer, the Registrable Securities transferred to such Permitted Transferee would be Registrable Securities if held by the Holders, and (iv) such transfer shall have been made in accordance with the requirements of applicable Law and SEC Guidance. Upon compliance with the foregoing sentence any such Permitted Transferee shall become a Holder under this Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.1.            Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given: (i) when delivered personally by hand (with written confirmation of receipt); (ii) when sent by facsimile or electronic mail (Email) (with written confirmation of transmission); (iii) when received or rejected by the addressee if sent by registered or certified mail, postage prepaid, return receipt requested; or (iv) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

(a)           If the Company:

BancPlus Corporation
1068 Highland Colony Pkwy
Ridgeland, MS 39157
Attention: William A. Ray, President & CEO
Facsimile:

Email:

With a required copy to (which shall not constitute notice):

Jones Walker LLP

190 East Capital Street, Suite 800
Jackson, MS 39201
Attention: Craig N. Landrum, Partner
Facsimile:

Email:

With an additional required copy to (which shall not constitute notice):

Covington & Burling LLP

One CityCenter

850 Tenth Street, N.W.
Washington, D.C. 20001
Attention: Charlotte May and Brianna M. Bloodgood
Facsimile:

Email:

(b)           if to the other Holders, to such address set forth on the signature pages hereto for such Holders. With a required copy to (which shall not constitute notice):

Phelps Dunbar LLP

365 Canal Street, Suite 2000

New Orleans, LA 70130

Attention: Mark A. Fullmer

Facsimile:

Email:

Section 3.2.           Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that the Company may in its sole and absolute discretion, without notice to or the approval or consent of the Holders, amend this Agreement to cure any ambiguity or clerical error or to correct, change, amend or supplement any provisions contained herein which may be defective or inconsistent with any other provision of this Agreement or applicable Law; provided, further, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder or group of Holders, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holders so affected. No course of dealing between any Holder or the Company or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

Section 3.3.           Enforcement of Remedies. Notwithstanding anything contained in this Agreement to the contrary, each Holder hereby acknowledges and agrees that no Holder shall have any right to enforce this Agreement against any other Holder or compel or seek to compel any Holder to enforce this Agreement against any other Holder, and such right to enforce this Agreement against a Holder shall be solely and exclusively vested in the Company (and its successors and assigns).

Section 3.4.           Specific Performance. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party’s obligations hereunder. Each party hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement, and hereby waives (i) any defenses in any legal proceeding for an injunction, specific performance or other equitable relief, including the defense that the other parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and (ii) any requirement under law to post a bond, undertaking or other security as a prerequisite to obtaining equitable relief.

Section 3.5.           Third Parties. Except as expressly set forth herein, nothing expressed or implied in this Agreement is intended or shall be construed to confer on any Person, other than the Company and the Holders, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

Section 3.6.           Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

Section 3.7.           Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, supersede all prior agreements and understandings, whether written or oral, between the parties with respect to such subject matter.

Section 3.8.           Termination. The provisions of this Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities held by any Holder, provided, however, that Sections 2.9 and 2.10 shall survive the termination of this Agreement indefinitely.

Section 3.9.           GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)             THIS AGREEMENT AND ANY CLAIM OR CONTROVERSY HEREUNDER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSISSIPPI APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

(b)             THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE IN THE STATE OF MISSISSIPPI OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE AFFAIRS OF THE COMPANY. TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE PARTIES HERETO IRREVOCABLY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT THEY ARE NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)             TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 3.9 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 3.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 3.10.         Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors, assigns, heirs, legatees and legal representatives as set forth in this Agreement. This Agreement and any rights hereunder are not assignable except in accordance with the terms of this Agreement.

Section 3.11.         Headings. The section headings of this Agreement are included for reference purposes only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

Section 3.12.         Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which will constitute one agreement. Execution and delivery of this Agreement by exchange of electronically transmitted counterparts bearing the signature of a party hereto will be equally as effective as delivery of a manually executed counterpart of such party hereto. This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or scanned pages via electronic mail, will be treated in all manner and respect as an original contract and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such contract, each other party hereto or thereto will re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such contract will raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine or email as a defense to the formation of a contract and each such party forever waives any such defense.

Section 3.13.         Certain Representations and Warranties; Covenants. Each party hereby represents and warrants to the other parties as follows: (i)(a) if such party is an entity, such party has all requisite authority to execute and deliver this Agreement and to perform its obligations hereunder and (b) if such party is an individual, such party has all requisite capacity to execute and deliver this Agreement and to perform his or her obligations hereunder, (ii) this Agreement has been duly executed and delivered by such party and constitutes a valid, legal and binding agreement of such party, enforceable against such party in accordance with its terms and (iii) neither the execution of this Agreement by such party nor the performance of such party’s obligations hereunder will conflict with or violate, or result in a breach or default under, any applicable law or legal requirement or any agreement to which such party is a party or is otherwise bound.

Section 3.14.         Other Definitional and Interpretive Matters.

(a)             Rules of Interpretation. The section and other headings and subheadings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties, and will not in any way affect the meaning or interpretation of this Agreement or any Exhibit hereto. All references to days (except for Business Day(s)) or months will be deemed references to calendar days or months. All references to “$” will be deemed references to United States dollars. Unless the context of this Agreement otherwise expressly requires, any reference to an “Article,” “Section,” or “Exhibit” will be deemed to refer to an article or section of this Agreement, or an exhibit to this Agreement, as applicable. Unless the context of this Agreement otherwise clearly requires (i) the words “hereof,” “herein,” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the word “including” or any variation thereof means “including, without limitation” and will not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; (iii) any reference to any federal, state, local or foreign statute or other Law will be deemed also to refer to all rules and regulations promulgated thereunder; (iv) all terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein; (v) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term; (vi) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (vii) with respect to the determination of any period of time, the word “from” or “since” means “from and including” or “since and including,” as applicable, and the words “to” and “until” each means “to and including”; (viii) references herein to any contract means such contract as amended, supplemented or modified (including any waiver thereto) in accordance with the terms thereof as of the applicable date of determination; (ix) if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day; (x) references in this Agreement to a particular law means such law as amended, modified, supplemented or succeeded, from time to time and as of the applicable date of determination; (xi) “to the extent” means the degree to which and not simply “if”; and (xii) “or” is disjunctive but not exclusive.

(b)             Joint Drafting. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 3.15.         Effectiveness. This Agreement shall become effective on the date first written above.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed, or have cause to be executed, this Agreement on the date first written above.

COMPANY:
BancPlus Corporation
By:	/s/ William A. Ray
	Name:	William A. Ray
	Title:	President & CEO

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed, or have cause to be executed, this Agreement on the date first written above.

HOLDERS:
By:	/s/ Joseph C. Canizaro
Joseph C. Canizaro

Address for notice:
909 Poydras Street; 17th Floor
New Orleans, LA 70112
Attn: Mr. Joseph C. Canizaro

By:	/s/ Joseph C. Canizaro
	Name:	Joseph C. Canizaro, as Trustee of
The Corte Trust

Address for notice:
909 Poydras Street; 17th Floor
New Orleans, LA 70112
Attn: Mr. Joseph C. Canizaro

[Signature Page to Registration Rights Agreement]

EXHIBIT A

FORM OF JOINDER AGREEMENT TO REGISTRATION RIGHTS AGREEMENT
[__], 20[__]

This JOINDER (the “Joinder Agreement”) to the Registration Rights Agreement, dated as of [__], 20[__], by and among BancPlus Corporation, a Mississippi corporation (the “Company”) and the other parties listed on the signature pages thereto (the “Registration Rights Agreement”), is made as of [DATE], by and between the Company and [HOLDER] (“Holder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Registration Rights Agreement.

WHEREAS, on the date hereof, Holder has acquired [____] shares of the Company’s Common Stock (the “Holder Stock”) from [____] and the Registration Right Agreement and the Company require Holder, as a holder of such Common Stock, to become a party to the Registration Rights Agreement, and Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder Agreement hereby agree as follows:

Section 1.              Agreement to be Bound. Holder hereby (i) acknowledges that it has received and reviewed a complete copy of the Registration Rights Agreement and (ii) agrees that upon execution of this Joinder Agreement, it shall become a party to the Registration Rights Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Registration Rights Agreement as though an original party thereto and shall be deemed a Holder for all purposes thereof.

Section 2.              Successors and Assigns. Except as otherwise provided herein, this Joinder Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Holder and any subsequent holders of any Holder Stock and the respective successors, assigns, heirs, legatees and legal representatives and Permitted Transferees of each of them, so long as they hold any Holder Stock.

Section 3.              Notices. For purposes of Section 3.1 of the Registration Rights Agreement, all notices, demands or other communications to the Holder shall be directed to:

[Name]
[Address]
[Facsimile Number]

[Email]

Section 4.              GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. This Joinder Agreement, and any claim, controversy or dispute arising under or related to this Joinder Agreement, shall be governed by and construed in accordance with the laws of the State of Mississippi without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of Mississippi. The parties hereto agree that any suit or proceeding arising in respect of this Joinder Agreement will be tried exclusively in ANY STATE OR FEDERAL COURT SITTING IN THE IN THE STATE OF MISSISSIPPI, and the parties hereto agree to submit to the jurisdiction of, and to venue in, such courts. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

A-1

Section 5.              Counterparts. This Joinder Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Joinder Agreement by facsimile, email or other electronic transmission (i.e., “pdf”) shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

Section 6.              Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

Section 7.               Headings. The headings in this Joinder Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page Follows]

A-2

IN WITNESS WHEREOF, the undersigned [has/have] executed, or [has/have] [cause/caused] to be executed, this Joinder Agreement to the Registration Rights Agreement on the date first written above.

COMPANY:
BancPlus Corporation
By:
Name:
Title:

HOLDER[S]:
[_____]
By:
Name:
Title:
A-3